NEWS
                                                    Delta and Pine Land Company
                                                    P.O. Box 157
                                                    Scott, Mississippi 38772


Contact: Investors                        Media
         Tom Jagodinski                   Jonathan Gasthalter/Cassandra Bujarski
         Delta and Pine Land Company      Citigate Sard Verbinnen
         662-742-4518                     212-687-8080

    DELTA AND PINE LAND COMPANY ANNOUNCES SHAREHOLDER APPROVAL OF MERGER WITH
                                MONSANTO COMPANY
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         SCOTT, MS, December 21, 2006 -- Delta and Pine Land Company (NYSE:DLP)
("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced that, at a special meeting held today in Memphis, Tennessee, the Company's shareholders overwhelmingly approved the merger with Monsanto Company, entered into on August 14, 2006. While the merger has been approved by Delta and Pine Land shareholders, certain regulatory approvals must be obtained before the merger can close.

About Delta and Pine Land Company

         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.
                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.